Exhibit 99.1

Actinium Pharmaceuticals, Inc.

Actinium Announces Proposed Public Offering of Common Stock and Warrants to Purchase Common Stock

NEW YORK, NY, February 5, 2014 – Actinium Pharmaceuticals, Inc. (“Actinium” or the “Company”) (NYSE MKT:ATNM), a biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers, today announced that it intends to offer shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent (15%) of the number of shares of common stock and warrants sold in the offering solely to cover over-allotments, if any. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Laidlaw & Company (UK) Ltd. acted as sole book-running manager for the offering. MLV& Co. acted as co-manager for the offering.

The offering is being conducted pursuant to a shelf registration statement that was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"). Prospective investors should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Actinium has filed with the SEC for more complete information about Actinium and the offering. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available free of charge on the website of the SEC at www.sec.gov. When available, electronic copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from the offices of Laidlaw & Company (UK) Ltd., 546 Fifth Avenue, 5th Floor, New York, NY, 10036, telephone: 212-953-4900.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (www.actiniumpharma.com) is a New York-based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers. Actinium's targeted radiotherapy products are based on its proprietary delivery platform for the therapeutic utilization of alpha-emitting actinium-225 and bismuth-213 and certain beta emitting radiopharmaceuticals in conjunction with monoclonal antibodies. The Company's lead radiopharmaceutical Iomab-B will be used, upon approval, in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant. The Company is preparing a single, pivotal, multicenter Phase 3 clinical study of Iomab-B in refractory and relapsed AML patients over the age of 55 with a primary endpoint of durable complete remission. The Company's second program, Actimab-A, is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single-arm multicenter trial.

Forward-Looking Statement for Actinium Pharmaceuticals, Inc.

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Actinium Pharmaceuticals, Inc.
Evan Smith, CFA
VP Investor Relations and Finance
(646) 840-5442
esmith@actiniumpharma.com